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                                                                    Exhibit 10.5


                            AMENDMENT AND RESTATEMENT
                                       OF
                          CHICAGO BRIDGE & IRON COMPANY
                      MANAGEMENT DEFINED CONTRIBUTION PLAN

          Chicago Bridge & Iron Company N.V., a Netherlands company, acting by and through its sole Managing Director, Chicago Bridge & Iron Company B.V., a Netherlands company, acting by and through its duly authorized and acting Managing Director, pursuant to Article X of the Chicago Bridge & Iron Company Management Defined Contribution Plan (the "Plan") hereby amends and restates the Plan effective September 1, 1999, as follows:

                      MANAGEMENT DEFINED CONTRIBUTION PLAN
             (as amended and restated effective September 1, 1999)

Preamble

          1. This Plan, effective March 26, 1997 and amended and restated effective September 1, 1999, shall be known as the CHICAGO BRIDGE & IRON COMPANY MANAGEMENT DEFINED CONTRIBUTION PLAN (the "Plan"). The object of the Plan is to provide certain select management employees of Chicago Bridge & Iron Company N.V. (the "Company") and its subsidiaries with an ownership interest in the equity of the Company.

          2. The Plan is not intended to be qualified under Section 401(a) of the Internal Revenue Code.

          3. Each Part B Participant (as defined in Article I) has consented to this amendment and restatement of the Plan. This amendment and restatement of the Plan does not adversely affect, reduce or otherwise impair the rights of any Part A Participant (as defined in Article I).

                                    ARTICLE I

                                   Definitions

          Section 1.1 "Beneficiary" shall mean the person or persons (including a trust or estate) who are entitled to receive any benefit payable hereunder by reason of the death of a Participant, as designated pursuant to Section 11.1.

          Section 1.2 "Board" shall mean the Managing Director of the Company.

          Section 1.3 "Change of Control" shall mean any one or more of the following:

                  (i) any "person" or "group" of persons (as such terms are used in Section 13(d) of the Exchange Act), other than the Company, any majority-owned subsidiary of



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          the Company, or any employee benefit plan (or related trust) of the
          Company or any such subsidiary, becomes the "beneficial owner" (as such term is used in Section 13 of the Exchange Act) of 25% or more of the total voting power of the Company's outstanding securities;













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                  (ii)     the consummation of:

                           (A) any merger or other business combination of the
                  Company with or into another company pursuant to which the shareholders of the Company do not own, immediately after such consummation, more than 50% of the voting power and the value of the stock of the surviving corporation in substantially the same respective proportions as their ownership of the common stock of the Company immediately prior to such consummation, or

                           (B) the sale, exchange or other disposition of all or
                  substantially all of the assets of the Company; or

                  (iii) if, during any period of two years or less, individuals who at the beginning of such period constituted the Supervisory Board of the Company, cease for any reason to constitute at least a majority thereof; provided that any new member of the Supervisory Board who is appointed or nominated for election to the Supervisory Board:

                           (A) with the approval of at least 75% of the other
                  members then still in office who were members at the beginning of the period and

                           (B) other than in connection with an actual or
                  threatened election contest or solicitation of proxies

          shall be treated as though having been a member at the beginning of such period.

          Section 1.4 "Code" shall mean the Internal Revenue Code of 1986, as amended.

          Section 1.5 "Committee" shall mean the committee appointed in accordance with Section 8.1.

          Section 1.6 "Company" shall mean Chicago Bridge & Iron Company N.V.

          Section 1.7 "Distribution Date" shall mean any date on which a Participant receives a dividend distribution with respect to Stock held in his Stock Account.

          Section 1.8 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          Section 1.9 "Effective Date" shall mean March 26, 1997.

          Section 1.10 "Employee" shall mean each officer and each other key employee of any Employer or any of its majority-owned subsidiaries.

          Section 1.11 "Employer" shall mean the Company and any successor to the Company, and its majority-owned subsidiaries.



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          Section 1.12 "Part A Participant" --see Section 1.14.

          Section 1.13 "Part B Participant" -- see Section 1.14.

          Section 1.14 "Participant" shall mean any Employee who is designated as a Participant by the Committee pursuant to Article II. Each Participant shall be a "Part A Participant" except that each of Gerald M. Glenn and Timothy J. Wiggins shall be a Part B Participant effective upon his consent to the application to him of Section 6.2 or 6.3, respectively

          Section 1.15 "Plan" shall mean this Chicago Bridge & Iron Company Management Defined Contribution Plan, as described herein and as hereinafter amended.

          Section 1.16 "Plan Year" shall mean any calendar year or part thereof beginning on the Effective Date.

          Section 1.17 "Stock" shall mean the class of the Company's common stock that has the highest voting rights and dividend rights of any class of common stock of the Company.

          Section 1.18 "Stock Account" shall mean a separate account to which is credited a Participant's interest in Stock held in Trust A or Trust B, as applicable to such Participant.

          Section 1.19 "Termination of Employment" shall mean (a) the resignation of an Employee for any reason, (b) the dismissal of an Employee for any reason, or (c) the death, retirement or Total Disability of an Employee.

          Section 1.20 "Totally Disabled" or "Total Disability" shall mean a mental or physical condition of a Participant which the Committee, on the basis of a report of a physician acceptable to the Committee and selected by the Participant (or in the absence of such report on the basis of information satisfactory to it), finds to be a permanent condition which renders such member unfit to perform the duties of an Employee, as such duties shall have been determined by the Company. Any determination of whether a Participant is Totally Disabled shall be made under rules uniformly applied to all Participants.

          Section 1.21 "Trust" shall mean the Chicago Bridge & Iron Company Management Defined Contribution Plan Trust A ("Trust A") or the Chicago Bridge & Iron Company Management Defined Contribution Plan Trust B ("Trust B"), as created by a trust agreement of even date herewith between the Employer and the Trustee.

          Section 1.22 "Trustee" shall mean any one or more corporations or individuals who shall accept the appointment as Trustee to execute the duties of the Trustee under the Trust or Trusts as specifically set forth in the trust agreement between the Trustee and the Company.

          Section 1.23 "Unallocated Stock Account" shall mean a separate account established under Section 4.1 to which is credited (i) Stock that is not allocated to the Stock Account of any Participant and (ii) dividend distributions received with respect to such unallocated Stock.





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                                   ARTICLE II

                          Eligibility and Participation

          Each Employee designated by the Committee shall be a Participant in the Plan from the date on which he is so designated until the earlier of (i) his Termination of Employment or (ii) the date he receives a distribution of all of the Stock in his Stock Account.


                                   ARTICLE III

                                  Contributions

          The Employer has established both Trusts and has contributed an aggregate of 925,670 shares of Stock to the Trusts as of the Effective Date. The Employer may contribute additional shares of Stock to one or both of the Trusts from time to time at its sole discretion. Stock contributions shall initially be credited to the Unallocated Stock Account, unless the Committee shall otherwise direct that any such Stock shall be allocated directly to the Stock Account of one or more Participants.

                                   ARTICLE IV

                           Allocation of Contributions

          Section 4.1 Establishment of Accounts. The Committee shall establish and maintain a Stock Account and related records in the name of each Participant, and a separate account (the Unallocated Stock Account) to which any contribution made without specific allocation and any forfeitures of Stock occurring under Article VII by reason of a Participant's voluntary termination of employment or involuntary termination of employment for willful misconduct or gross negligence shall be credited pending allocation to Participants. The Stock Accounts of Part A Participants and the related Unallocated Stock Account shall be held in Trust A. The Stock Accounts of Part B Participants and the related Unallocated Stock Account shall be held in Trust B.

          Section 4.2 Allocations to Participants' Accounts. The Committee shall designate the number of shares of Stock allocable to the Stock Account of each Participant at the time it designates an Employee as a Participant. The number of shares (if any) so allocated from an Unallocated Stock Account to the Stock Account of a Participant shall be subtracted from the Part A Unallocated Stock Account (in the case of a Part A Participant) or the Part B Unallocated Stock Account (in the case of a Part B Participant). Any dividends paid on such Stock prior to its allocation from an Unallocated Stock Account to the Participant's Stock Account shall also be credited to such Participant's Stock Account. Notwithstanding the foregoing, any Stock remaining in the Part A Unallocated Stock Account or the Part B Unallocated Stock Account as of the last day of each Plan Year (whether due to unallocated contributions or forfeitures) and any dividends paid on Stock credited to such Unallocated Stock Account shall, as to forfeitures occurring under Article VII by reason of a Participant's voluntary termination of employment or





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involuntary termination of employment for willful misconduct or gross negligence, be allocated during such Plan Year to the successor of the Participant whose Stock has been forfeited, in such amount as the Committee shall deem appropriate in its sole discretion, and any remaining Stock forfeited under Article VII by reason of a Participant's voluntary termination of employment or involuntary termination of employment for willful misconduct or gross negligence and all unallocated contributions of Stock and such dividends shall be allocated (with the total such amounts being allocated in proportion to the aggregate of all such Part A and Part B Stock Accounts) among the Stock Accounts of all Part A Participants and all Part B Participants who are Employees of the Employer on the last day of such Plan Year in the proportion that each such Participant's Stock Account bears to the total of all such Participants' Stock Accounts. For purposes of determining the total of all Participants' Stock Accounts, no distinction shall be made between the Stock Accounts of Part A Participants held in Trust A and the Stock Accounts of Part B Participants held in Part B, and the creation of Trust A and Trust B shall not itself be deemed to create a forfeiture or an unallocated Stock Account not previously existing.

          Section 4.3 Voting or Tender of Stock. Each Participant shall be entitled to direct the Trustee on a confidential basis, according to a process which the Committee shall prescribe and for which it shall be responsible and the Company bears all costs, as to the manner in which voting rights will be exercised with respect to any corporate matter which involves the voting of such shares allocated to the Participant's Stock Account, or as to the tender and exchange of such shares in response to any offer made for such shares. Any shares held in a Participant's Stock Account which may be voted, tendered and exchanged at the direction of such Participant in accordance with the immediately preceding sentence with respect to which the Trustee does not receive voting directions shall not be voted, tendered or exchanged.

          Section 4.4 Dividends. Any cash dividends on shares of Stock allocated to a Participant's Stock Account, including any amount advanced by the Company in anticipation of a refund of Netherlands withholding taxes relating to such dividends, regardless whether such amounts constitute employee compensation, shall be paid or distributed (i) by the Trustee if received by the Trustee, or
(ii) by the Company or its agent directly on behalf of the Trustee if not received by the Trustee, to such Participant no later than ten (10) days following the end of the calendar quarter in which such dividend is paid.

          Section 4.5 Refund of Netherlands Withholding Taxes. In the event amounts were advanced by the Company in anticipation of a refund on withholding taxes relating to dividends, the Trustee shall remit to the Company, promptly upon receipt thereof, any withholding tax refund amount subsequently received by the Trustee from the Company's transfer agent or other payor thereof. Neither the Plan nor any Trust shall be charged with interest on any such advances.

          Section 4.6 Adjustment for FICA Medicare Tax on Part B Participants. To the extent that the tax imposed by Section 3101(b) of the Code (the "FICA Medicare Tax") is imposed on a Part B Participant upon vesting of his Stock Account under Article VII prior to distribution of his Stock Account under
Article VI, his Stock Account shall be reduced by that number of shares equal to the greatest whole number of shares having a fair market value for federal income tax purposes on the date on which such vesting occurs that is less than or equal to the FICA Medicare Tax, and such number of whole shares shall be deemed withheld in payment of such




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FICA Medicare Tax; provided, however, that in lieu of such reduction a Part B
Participant may elect by written notice to the Company at least sixty (60) days before the date of such vesting, with respect to all (but not less than all) of such FICA Medicare Tax: (i) to have such FICA Medicare Tax withheld from other amounts due the Participant from the Company, or (ii) to pay such FICA Medicare Tax to the Company in cash (in which event the Company shall give the Participant written notice of the amount of such FICA Medicare Tax and the Participant shall pay such amount to the Company on or before the later of the date of such vesting or the fifth day after such notice).

                                    ARTICLE V

                       Account Valuations and Adjustments

          Section 5.1 Adjustments for Net Changes in Stock Accounts. In the event of a Stock split, Stock dividend, combination of shares, or any other change or exchange for other securities by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, the Stock credited to any Stock Account (including the Unallocated Stock Account) shall be appropriately adjusted to reflect such event(s) and the rights of each Participant to any new, additional, or different shares of stock or securities resulting from such event(s) in as nearly as practicable the same manner as such event(s) affect(s) Stock held by stockholders of the Company generally. If and when any event(s) described in the preceding sentence occur, all Plan provisions shall apply to such new, additional, or different shares or securities.

          Section 5.2 Treatment of Expenses. All expenses incurred by the Committee and the Trustee in connection with administering Plan and the Trust shall be paid by Employer. Any taxes on the Trust related to income credited to or attributable to the payment of cash dividends, or other adjustments to, Stock Accounts described in Section 5.1 shall be paid from the assets of the Trust and charged against the Stock Account to which the income is allocated as though it were payable directly to the Participant.

                                   ARTICLE VI

                                  Distribution

          Section 6.1 Part A Participants. Within thirty (30) days after the date on which a Part A Participant becomes vested in his Stock Account pursuant to Article VII, the Committee shall, except as otherwise provided herein, direct the Trustee of Trust A to release to the Committee and the Committee shall distribute to such Participant (or, if applicable, his Beneficiary) all amounts and all shares of Stock credited to such Participant's Stock Account.

          Section 6.2 Part B Participants-Glenn. If Gerald M. Glenn consents to the application to him of this Section 6.2 and his Stock Account is held in Trust B, the Trustee of Trust B shall distribute and release to the Committee and the Committee shall distribute to Mr. Glenn (or if applicable, his Beneficiary) all vested amounts and all vested shares of Stock credited to his Stock Account on the earliest to occur of (i) the first business day after his Termination of Employment, (ii) the first business day after April 1, 2002, or
(iii) a Change of Control.




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          Section 6.3 Part B Participants-Wiggins. If Timothy P. Wiggins
consents to the application to him of this Section 6.3 and his Stock Account is held in Trust B, the Trustee of Trust B shall distribute and release to the Committee and the Committee shall distribute to Mr. Wiggins (or, if applicable, his Beneficiary) all vested amounts and all vested shares of Stock credited to his Stock Account on the earliest to occur of (i) the first business day after his Termination of Employment, (ii) the first business day after April 1, 2002, or (iii) a Change of Control.

          Section 6.4 Part B Participants-Wiggins-Section 162(m). Notwithstanding Section 6.3, if Timothy P. Wiggins consents to the application to him of Section 6.3, any distribution other than a distribution upon a Change of Control of such Part B Participant's Stock Account prior to such Part B Participant's Termination of Employment shall be made only during the month of December and, in any event, only to the extent that the distributable amount, when added to all Other Compensation paid or accrued by the Company as taxable compensation to such Part B Participant for the same tax year of the Company, does not exceed the maximum amount thereof that is deductible by the Company after applying any applicable limitation under Section 162(m) of the Code.

                  (i) "Other Compensation" means all other compensation (including without limitation dividends payable in respect of restricted stock units or shares of restricted stock) previously paid or accrued, or which the Company reasonably expects to be paid or accrued thereafter under the customary pay practices of the Company assuming no change such Part B Participant's status or base compensation as in effect on the date of the distribution pursuant to this Plan, which Other Compensation would be deductible by the Company for such taxable year but for the potential application of Section 162(m).

                  (ii) If after receiving a distribution of the Stock Account but within the same taxable year of the Company such Part B Participant becomes entitled for any reason to receive Other Compensation which, when added to such distribution and all Other Compensation previously paid or accrued by the Company to such Part B Participant for the same taxable year of the Company, is in whole or in part nondeductible by reason of the application of Section 162(m), such Part B Participant shall be deemed to have irrevocably elected to defer the receipt of the nondeductible portion of such Other Compensation as though such nondeductible portion were an amount distributable from his Stock Account.

          Section 6.5 Part B Participants-Rabbi Trust. The right of a Part B Participant to a distribution of his Stock Account under this Plan is an unfunded and unsecured promise of the Company to transfer property on the future date prescribed by this Article VI from the general assets of the Company available to all unsecured creditors of the Company in the event of its Insolvency (as defined in Trust B). Nothing in this Plan gives a Part B Participant any legal or beneficial right, title or interest in or to the Stock held in his Stock Account prior to such distribution. Trust B shall be maintained in the form of trust commonly known as a "rabbi trust," the assets of which are at all times subject to the claims of creditors of the Company in the event of the Company's Insolvency (as defined in Trust B). Neither the establishment of Trust B nor any other investment that the Company might make to aid it in meeting its obligations under this



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Plan to Part B Participants shall segregate or set apart such trust fund or other investments from the claims of general creditors of the Company.

                                   ARTICLE VII

                                     Vesting

          Subject to the provisions of this Article VII, a Participant's interest in his Stock Account shall become vested on the earliest to occur of
(i) his death, (ii) his termination of employment due to Total Disability, (iii) March 26, 2000, (iv) a Change of Control, (v) involuntary termination for any reason other than willful misconduct or gross negligence, or (vi) any other date prior to March 26, 2000 designated by the Committee. Any Participant who voluntarily terminates employment with the Employer and each of its subsidiaries by which he is employed prior to vesting in his Stock Account as provided in the preceding sentence shall forfeit the amounts credited to his Stock Account.

                                  ARTICLE VIII

             Organization of Plan Committee: Administration of Plan

          Section 8.1 The Committee. The Plan shall be administered by a Committee composed of not less than 3 members, appointed by the Board, each of whom may be a member of the Board or an Employee. Each member of the Committee shall serve at the will of the Board and without compensation. Any member of the Committee may resign by giving written notice to the Board not less than thirty
(30) days before the effective date of his resignation. Any member of the Committee may be removed, with or without cause, at any time by the Board. The Board shall fill vacancies in the Committee as soon as is reasonably possible after a vacancy occurs and, until a new appointment is made, the remaining members shall have full authority to act.

          Section 8.2 Committee Action. Rules and Expenses. The Committee shall appoint a chairman and a secretary from its members approved by a majority of its members. Action by the Committee shall be taken by a vote of the majority of its members present at a meeting, at which a quorum is present, or signed by a majority of its members in writing without a meeting. A quorum shall consist of that number of members constituting a majority of the Committee. The Committee may establish such rules as may be necessary or desirable for its own operations. The proper expenses of the Committee in the performance of its duties shall be paid by the Employer.

          Section 8.3 Plan Administered by Committee. The Committee shall administer the Plan and shall have complete control over and responsibility for the administration thereof in accordance with its terms, including the keeping of records of the Plan and Trust. In exercising any of its discretionary powers with respect to the administration of the Plan, the Committee shall act in a uniform and nondiscriminatory manner. The Board shall have no responsibility for the operation of the Plan, except as otherwise provided herein. The Committee shall have all powers which are reasonably necessary to carry out its responsibilities under the Plan, including, but not limited to, the power to construe the Plan and to determine all questions that shall arise thereunder, and shall also have all the powers elsewhere in the Plan conferred upon it; provided, however, that except as expressly provided in Article III or Section
4.2 (respecting the allocation




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or reallocation of contributed or forfeited Stock), or in Trust A or Trust B, the Committee shall cease to have discretionary powers and the responsibilities of the Committee under this Plan respecting Part B Participants after the vesting of Stock Accounts and distribution to Part A Participants on March 26, 2000, are ministerial and nondiscretionary.

          Notwithstanding the foregoing, however, in the event of any dispute or controversy arising over whether any Employee has become vested in or has forfeited any interest in Stock under this Plan upon termination of employment prior to March 26, 2000, the rights of such Employee under this Plan, if any, shall be determined by the Compensation Committee of the Supervisory Board of the Company, or any subcommittee or individual member of such body delegated by it for this purpose, in which case such body shall have full discretion and its decision shall be final and binding on all parties.

          Section 8.4 Power of Delegation. The Committee may allocate among its members or delegate to any person who is not a member of the committee any administrative responsibility which it has hereunder. Any delegation or allocation of a responsibility pursuant to this Section shall be evidenced by the minutes of the meeting of the Committee at which such delegation or allocation was approved or, if no such meeting was held, by the writing under which such action was taken.

          Section 8.5 Communication By Committee. Decisions and directions of the Committee may be communicated to the Trustee by and only by a document signed on behalf of the Committee by all members of the Committee. Decisions and directions of the Committee may be communicated to a Participant, a Beneficiary, an Employer or any person other than the Trustee who is to receive such decision or direction by a document signed by all members of the Committee or, to the extent authorized by resolution of the Committee, by fewer than all of the members of the Committee, or by a person other than a member so authorized.

                                   ARTICLE IX

                    Provisions Relating to Interests in Stock

          Section 9.1 Registration Rights. The Company shall, if necessary, cause the shares of Stock distributed from either Trust to be registered or qualified under the Securities Act of 1933 and all applicable state securities laws so that such shares may be freely sold by the Trust or any other holder thereof without material limitation.

          Section 9.2 Listing on Stock Exchange. The Company shall take such action as shall be necessary to cause any Stock issued in connection with the Plan and not previously listed to be listed on any such exchange or trading market on which shares of the class of the Stock are then listed.

          Section 9.3 Withholding. A Participant may elect whether (i) to have withheld from shares of Stock distributed to the Participant, in payment of the taxes at the minimum required withholding tax rates for federal, state, and local income, employment or other taxes required to be withheld (the "Minimum Withholding Amount"), a number of shares equal to the greatest whole number of shares having a fair market value for federal income tax purposes on the date



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on which such income is recognized that is less than or equal to the Minimum
Withholding Amount, or (ii) to pay to the Company in cash the amount that the Company is required by law to withhold. An election pursuant to this Section shall be made in accordance with such rules and procedures as the Committee shall adopt.

                                    ARTICLE X

                                   Amendments

          The Board reserves the right at any time and from time to time modify, alter, amend or terminate the Plan, but no such action shall adversely affect the rights of any Participant or reduce or otherwise impair the rights of a Participant in respect of Stock allocated to his Stock Account without such Participant's prior written consent. The balance in shares of Stock of a Part B Participant's Stock Account immediately after the amendment effective September 1, 1999, shall be the same as the balance in shares of Stock of such Participant's Stock Account immediately before such amendment. No modification or amendment of the Plan may be made which would cause or permit any part of the assets of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries, as set forth in this Plan and applicable Trust or which would cause any part of the assets of the Trusts to revert to or become the property of an Employer. Any amendment, modification, alteration or termination of a Trust Agreement shall only be made pursuant to the terms of such Trust Agreement.

                                   ARTICLE XI

                                  Miscellaneous

          Section 11.1 Designation of Beneficiaries. A Participant may designate a Beneficiary or Beneficiaries (in any order of priority) by written notice filed with the Committee, and may change his designated Beneficiary at any time by designating a new Beneficiary or Beneficiaries in the same manner, and no notice need be given to any prior designated Beneficiary. If no Beneficiary as designated or provided for above shall survive a deceased Participant, the Participant's Stock Account shall be distributable to the Participant's estate.

          Section 11.2 Plan Creates No Employment Rights. This Plan shall not be deemed to constitute a contract between the Employer and any Employee or other person (whether or not in the employ of the Employer), nor shall anything herein contained give an Employee or any other person (whether or not in the employ of the Employer), any right to be retained in the employ of the Employer, or to interfere with the right of the Employer to discharge an Employee at any time and to treat him without any regard to the effect which such treatment might have upon him as a Participant in the Plan, or any right to any payment whatsoever, except to the extent expressly provided for hereunder.

          Section 11.3 Limit on Employer Liability. No person shall have any right or interest in the Trust other than as provided herein. All distributions under the Plan shall be paid or provided solely from the Trust except to the extent otherwise provided herein and the Trust Agreement. Any final distribution to any Participant or Beneficiary in accordance with the provisions of the




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Plan shall be in full satisfaction of all claims against the Trust, the Trustee, the Committee, the Employer, and the Board with respect to the Plan or Trust.

          Section 11.4 Plan Headings. The headings in this Plan have been inserted for convenience of reference only, and are to be ignored in any construction of the provisions hereof. Unless otherwise indicated, all references to "Section" or "Article" shall refer to Articles or Sections of the Plan.

          Section 11.5 Number and Gender. In the construction of this Plan, the masculine shall include the feminine and the singular the plural, and vice versa, in all cases where such meanings would be appropriate.

          Section 11.6 Separability. If any provision of this Plan or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Plan (and the application of such provision to any person or circumstance other than the person or circumstance to which it is held invalid) shall not be affected thereby.

          Section 11.7 Interpretation of Provisions. The Employer intends this Plan to be a nonqualified stock bonus plan. Accordingly, the Plan and Trust Agreement shall be interpreted and applied in a manner consistent with this intent.

          Section 11.8 Applicable Law. This Plan shall be subject to and construed in accordance with the laws of the State of Illinois, without regard to its rules or provisions of law regarding conflict of laws.

          IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer.

                                       CHICAGO BRIDGE & IRON COMPANY N.V.

                                       By:   Chicago Bridge & Iron Company B.V.,
                                             its sole Managing Director


                                       By:   /s/ Robert B. Jordan
                                             --------------------
                                             its Managing Director


ATTEST:




/s/ Robert H. Wolfe
-------------------
Secretary




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